ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the AAgreement@) is entered into as of April __, 2000 by and among NATIONAL SWEEPSTAKES SHOW, INC., a Delaware corporation (ABuyer@), and SWEEPSTAKES ENTERTAINMENT CORPORATION, a Delaware corporation (ASeller@), and Lawrence F.

Curtin , the stockholder owning 100% of the capital stock of Seller (the "Shareholder")

         WHEREAS, Seller is the owner of The National Sweepstakes Show, which is an Internet talk show, all rights to the book The History of Sweepstakes, an electronic based newsletter known as Sweepstakes News, and other related assets, which are generally described in this Agreement and on Schedule 1.1(a) attached hereto and incorporated herein (the AAcquired Assets@);

         WHEREAS, Buyer desires to purchase the Acquired Assets, and Seller desires to sell such Acquired Assets, under the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual promises and covenants herein contained, the Parties hereby stipulate and agree as follows:

                                    SECTION 1

                      PURCHASE AND SALE OF ACQUIRED ASSETS

         1.1 Acquired Assets. On the Closing Date, in accordance with this Agreement, Seller shall sell, transfer, assign and convey, and Buyer will purchase, the Acquired Assets, such Acquired Assets to include, without limitation:

(A) Any and all names, logos, slogans, colors, common law rights, state registrations, federal registrations, whether owned or not, on primary or secondary registrations, in the United States and worldwide, of, for, or relating to the following: The National Sweepstakes Show; Sweepstakes News; the book The History of Sweepstakes News; all National
     -----------------------------                              ----------------
     -------------------------------   --------  Sweepstakes  Show  radio  tapes
     (which includes at least 38 tapes); and each and all of those Acquired Assets ----------------- specifically described on Schedule 1.1(a) attached hereto and incorporated herein by reference; together with all copyright powers, rights, and benefits relating to the foregoing, including, but not limited to, the right to produce, sell, modify, distribute, license, and copy in full or in part those items described above, including without limitation, all vendor and distribution agreements (including, without limitation, all vendor agreements with Ingram Book Company and with Baker & Taylor) and all ISBN numbers; all related trademarks, trade names, service marks, logos, marketing concepts, and trade dress of the foregoing; all rights, including copyright and other intellectual property rights, in the foregoing and in all advertising, instructional, or technical documents, whether printed or computerized, relating to the foregoing; legal title and ownership or assignment of any and all Internet properties, including, but not limited to, domain names, domain addresses, unique URL=s, and service agreements relating to the foregoing, including, without limitation, all rights in and to the web sites www.sweepstakesnews.com and www.nationalsweepstakesshow.com; all telephone, facsimile or telecopy numbers previously ----------------------- -------------------------------
     and currently used in connection with the Acquired Assets; any and all inventions, conceptions, improvements, enhancements, derivatives, or modifications to any of the foregoing made by Seller or its agents within six (6) months from and after Closing; all rights to enforce and/or recover, for infringement or other legal claims, past, present, or future, against any third party, and any and all rights to apply for, acquire, or retain the benefit of any patentable subject matter derived from or relating to the foregoing.

(B) To the extent transferable by the Seller, all federal, state and local permits, authorizations, certificates, approvals, registrations, variances, exemptions, franchises, rights of other kind and character which are required by law with respect to the operations and business of the Acquired Assets as it is now being conducted;

(C) All agreements, contracts, understandings, plans, obligations, commitments and other documents which are material to and/or utilized by the Seller in its operations and business of the Acquired Assets including, but not limited to, all of those listed and described on the attached Schedule 1.1(c) (the "Acquired Contracts");

(D) All backlog of orders for sponsorship fees, book orders, direct response, subscriptions, and orders for the products or services offered by the Acquired Assets or sold by the Seller which are (i) accepted by the Seller in the ordinary course of business prior to the Closing or (ii) listed on the attached Schedule 1.1(d) and, in each case, not invoiced or shipped or cancelled prior to the Closing (the "Backlog Orders"), and all accounts receivable, notes receivable and other receivables, as well as all other rights of the Seller to payment for sponsorship fees, book orders, direct response, subscriptions, and orders for the products or services offered by the Acquired Assets, as of March 31, 2000, including without limitation those which are not evidenced by instruments or chattel paper, whether or not they have been earned by performance or have been written off or reserved against as a bad debt or doubtful account in any financial statements of the Seller; together with all instruments and all documents of title representing any of the foregoing, and all rights, title, security and guarantees in favor of the Seller with respect to any of the foregoing, including without limitation, any right of stoppage in transit (the "Receivables");


(E) All right, title and interest of the Seller in and to all deposits, prepaid expenses (including without limitation prepaid insurance, maintenance and rent, and all security deposits underlying leases), and other current assets associated with the Acquired Assets;

(F) All insurance proceeds and insurance claims of the Seller, relating to all or any part of the Acquired Assets and, to the extent transferable by the Seller, the benefit of and the right to enforce the covenants and warranties, if any, which the Seller is entitled to enforce with respect to the Acquired Assets;

(G) All books, records, papers and instruments of whatever nature and wherever located which (i) relate to and/or are utilized in the operations or business of the Acquired Assets, or (ii) are required or necessary in order for the Buyer to conduct the operations and business of the Acquired Assets from and after the Closing in the manner in which it is presently being conducted, including, without limitation, accounting and financial records, maintenance and production records, operations and management reports, personnel and labor relations records, customer lists, sales records and other customer data relating to the operations and business of the Acquired Assets;

(H) All other or additional privileges, rights, claims, causes of action, interests, properties, options and assets associated with the Acquired Assets of every kind and description and wherever located which are used or intended for use in connection with, or which are necessary to the continued conduct of, the operations and business of the Acquired Assets as presently being conducted.

         1.2 Excluded Assets. Buyer is not acquiring, and Seller is not selling, those assets set forth on Schedule 1.2 (the "Excluded Assets").

         1.3 Purchase Price. In consideration of the sale, assignment, and delivery of the Acquired Assets, the Buyer shall pay to Seller and Seller shall receive, subject to the terms of this Agreement, the following consideration:

         (A) the transfer by Buyer to Seller of 150,000 shares of Common Stock, $.01 par value, of JV Web, Inc. (The AJV Web Common Stock@), which 150,000 shares have previously been transferred to Seller as a deposit and which shall be applied to the Purchase Price;

         (B) the transfer by Buyer to Seller of 500,000 shares of JV Web Common Stock (150,000 of which Seller is directing Purchaser to issue directly to Paul Montle in payment for services provided by Paul Montle to Seller). At Closing, the Buyer shall provide to Seller and Montle, respectively, a copy of a letter from Buyer to American Stock Transfer & Trust Company requesting the transfer of such shares to Seller pursuant to Registration Statement No. 333-43379. The certificates representing such shares shall be delivered to Seller and to Paul Montle within five (5) days of the execution of this Agreement;


         (C) subject to the terms and conditions set forth below, the transfer by Buyer to Seller of 800,000 shares of JV Web Common Stock, such shares to be delivered at Closing to American Stock Transfer and Trust, as Escrow Agent, pursuant to that certain Escrow Agreement attached hereto as Exhibit AA@, such shares to be released from escrow as follows and as more fully described in the Escrow Agreement:

                  (1) 250,000 shares shall be released upon the occurrence of all of the following: (i) the websites
                           www.sweepstakesnews.com                           and
                           www.nationalsweepstakesshow.com      become     fully
                           functional and operational, such that the business of the Acquired Assets is capable of generating revenues ; (ii) the radio program The National Sweepstakes becomes fully functional and operational and capable of generating revenues with no legal impediments prohibiting the operations of such program ; and
                           (iii) all trademark copyright, and patent filings and registrations relating to the Acquired Assets have been made and declared effective by all applicable governmental and regulatory authorities;

                  (2) 250,000 shares shall be released to Seller and 50,000 shares shall be released to Montle when the business of the Acquired Assets achieves $1,000,000 in annualized Revenues for one full calendar quarter;

                  (3) 250,000 shares shall be released when the business of the Acquired Assets achieves $2,000,000 in annualized Revenues for one full calendar quarter. For purposes of this Agreement, ARevenues@ shall mean and refer to net invoiced sales, which shall be the net delivered price from sales (less any off invoice allowances, free goods, or discounts off the invoice) sales receipts, net of sales tax and shipping costs, net of all customary allowances and discounts, including but not limited to Afree goods,@ Abill backs,@ and Aoff invoice allowances,@ and net of a resonable reserve for bad debts as determined by the Buyer in good faith in accordance with GAAP;

         (D) the Buyer shall also issue, as part of the Purchase Price, 1,000,000 shares of Common Stock, $.01 par value, of Buyer, which shares shall be subject to that certain Shareholders= Agreement attached hereto as Exhibit AB@ and incorporated herein by reference. 400,000 of such shares of Buyer shall be placed at Closing into escrow with the Escrow Agent to serve as a fund from which claims for indemnification may be made under Section 8 hereof. The parties agree that such 400,000 shares of Buyer shall be released from escrow two (2) years from and after the Closing Date, provided such shares are not subject to a claim for indemnification;



         (E) For purposes of this Agreement and for purposes of determining the value of claims for indemnification made against the shares placed into the escrow account, the parties agree that the value of each share of JV Web Common Stock placed into escrow and the value of each share of Buyer Common Stock placed into escrow shall be the greater of: (i)$.75 per share; and (ii) the average daily closing price of the JV Web Common Stock in the primary market or exchange on which the JV Web Common Stock is then publicly traded during the thirty day period immediately prior to the date any such claim for indemnification is made against the Seller. The parties further agree that in the event there has been no claim for indemnification against the 400,000 shares of Buyer Common Stock placed into escrow by the expiration of two (2) years from and after the Closing Date, then such 400,000 shares of Buyer Common Stock shall be released out of escrow to Seller.

         1.4 Taxes. Buyer shall not be responsible for a tax of any kind related to any period prior to the Closing Date or arising by virtue of this transaction.

         1.5 Assumed Liabilities. Buyer shall not assume or be bound by any duties, responsibilities, obligations or liabilities, known or unknown, contingent or otherwise, of Seller of any kind whatsoever unless expressly assumed hereunder. Buyer shall assume or agree to pay only the following debts, liabilities and obligations of the Seller, and none other: the Acquired Contracts. In addition, Buyer is transferring to Seller 15,000 shares of JV Web Common Stock in connection with this transaction to pay for Seller=s closing costs (provided, however, that Buyer by doing so shall not be further obligated to pay any of Seller=s closing costs).

         1.6 Liabilities Not Assumed.  Except as otherwise expressly provided in
Section 1.5, Buyer does not assume, agree to pay, perform or discharge or otherwise have any responsibility for any liability or obligation of Seller, fixed or contingent, and whether arising or to be performed prior to, on or after the Closing. Without in any way limiting the generality of the foregoing, Buyer does not assume, and Seller shall pay, perform and discharge:

         (A)      any liability or obligation relating to the Excluded Assets;

         (B) any liability or obligation resulting from or arising out of claims based on the service, work performed, product manufactured or distributed, in whole or in part, by Seller, arising out of any act, omission, event, occurrence or circumstance that existed on or before Closing, or relating to any service, work performed or product manufactured before Closing;

         (C) any federal, state, local or foreign income, sales, real or personal property or other taxes, assessments, fees, levies, imposts, duties, deductions or other charges of any nature whatsoever (including without limitation interest and penalties) imposed by any law, rule or regulation (collectively, the "Taxes") which are attributable or related to the Acquired Assets or the operations and business of the Seller for any periods ending on or before the Closing, or which may be applicable because of the Seller's sale of its business or any of the Acquired Assets to the Buyer (collectively, the "Tax Obligations");

         (D) any liability based on any obligations owing to or incurred prior to the Closing Date to any of Seller's employees (which term when used in this Section 1.6 shall include any such employee's dependents, heirs, successors and assigns), whether or not working, retired, laid off or deceased as of the Closing Date, including but not limited to employee-employer discrimination claims, any worker's compensation laws of any state, any employment security laws or similar laws of any state;

         (E) any other liability or obligation except to the extent expressly set forth in Section 1.5.

         1.7 Procedures before Closing. The parties shall cooperate fully in an orderly transition of the Acquired Assets and shall establish mutually agreeable procedures: (i) to appropriately effect the transfer of the Acquired Assets (including the Acquired Contracts) and the assumption of the assumed liabilities specifically assumed pursuant to Section 1.5; and (ii) to allocate costs, expenses, and revenues as of the Closing Date.

                                    SECTION 2

              REPRESENTATIONS AND WARRANTIES OF SEC AND SHAREHOLDER

         2.1 General. Seller and the Shareholder, jointly and severally, represent and warrant to Buyer that the representations and warranties set out in this Section 2 are true and correct as of the date of this Agreement and will be true and correct through the Closing as if made on and as of the Closing Date, and shall survive the Closing Date.

         2.2 Corporate Standing; Subsidiaries. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation with the power to own its respective assets and carry on its business as presently conducted. Seller is duly qualified to do business and is in good standing in each state or other jurisdiction where such qualification is required. Seller does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, business, trust or other entity.

         2.3 Authority. Seller and Shareholder has the power and authority to execute, deliver and perform this Agreement and all other instruments and documents required or contemplated to be executed, delivered and performed by it under this Agreement. Such execution, delivery and performance (i) have been duly authorized by all necessary action of Seller's Board of Directors and shareholders, (ii) do not and will not require the approval of any Person whose approval has not been obtained (except normal customary approval of parties to contracts, leases, etc., if any, that are to be assumed by Buyer), (iii) do not and will not contravene the Certificate of Incorporation or Bylaws of Seller,
(iv) except as disclosed on Schedule 2.3, do not and will not contravene, conflict with, result in a violation (or any occurrence which by notice or passage of time or both would constitute a violation) of, or entitle any party to terminate, accelerate or declare a default with respect to, any contract, mortgage, franchise, deed of trust, lease, license or agreement of Seller, or any rule, regulation, order, writ or decree applicable to Seller, (v) do not and will not result in the creation or imposition of any lien, charge, encumbrance or claim of any nature whatsoever upon any of the Acquired Assets, and (vi) will not result in the violation of any Laws.

         2.4 Valid and Binding Obligations. This Agreement and each of the documents and instruments to be executed by Seller and delivered to Buyer pursuant to this Agreement when so delivered will constitute their respective legal, valid and binding obligations enforceable in accordance with each such Agreement's document's and instrument's respective terms.

         2.5 Income Statements. Seller shall deliver such income or revenue statements relating to the Acquired Assets as are available and such shall be attached hereto as Schedule 2.5. Seller represents and warrants that the Acquired Assets have generated at least $600,000 in Revenues for the calendar year 1995.

         2.6 Liabilities. Schedule 2.6 is a list, as of March 31, 2000, of all liabilities associated with the Acquired Assets or necessary to operate the Acquired Assets as currently conducted, of any nature, character and description, whether accrued, absolute, contingent, unliquidated, or otherwise, whether due or to become due, together with, in the case of those liabilities which are not fixed, an estimate of the maximum amount which may be payable. Except as set forth on Schedule 2.6, the Seller has not and will not have any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, associated with the Acquired Assets or necessary to operate the Acquired Assets as currently conducted. Except as set forth in Schedule 2.6, there is no oral or written guarantee, assurance or other credit maintenance arrangement by the Seller of any obligation of any person or entity for the borrowing of money, for the payment of any monetary obligation of any nature whatsoever (whether due or to become due), or for the performance of any obligation of any nature whatsoever or otherwise, as it relates to the operation of the Acquired Assets.

         2.7      Patents, Trademarks, Copyrights, etc.


         (a) "Proprietary Rights" shall mean all of the items owned by or licensed to the Seller for the Acquired Assets, and any and all corresponding rights that, now or prior to Closing, may be secured by the Seller throughout the world: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice) and any reissue, continuation, continuation-in-part, division, revision, extension or reexamination thereof; (ii) trademarks, service marks, trade dress, logos, trade names and corporate names together with all goodwill associated therewith, copyrights registered or unregistered and copyrightable works and mask works; (iii) all registrations, applications and renewals for any of the foregoing; (iv) trade secrets and confidential information (including, without limitation, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial, business and marketing plans, and customer and supplier lists and related information); (v) computer software and software systems (including, without limitation, data, databases and related documentation); (vi) all Internet properties, including, but not limited to, domain names, addresses, unique URL's and service agreements; (vii) other proprietary rights; (viii) licenses or other agreements to or from third parties regarding the foregoing; and (ix) all copies and tangible embodiments of the foregoing (in whatever form or medium), in each case including, without limitation, the items set forth on Schedule 1.1(a).

         (b) Schedule 1.1(a) sets forth a complete and correct list of: (i) all patented or registered Proprietary Rights and all pending patent applications or other applications for registration of Proprietary rights owned, filed or used by the Seller, (ii) all trade names and unregistered trademarks used by the Seller, (iii) all unregistered copyrights, mask works, and computer software owned or used by the Seller, and (iv) all licenses or similar agreements or arrangements to which the Seller is a party either as licensee or licensor for the Proprietary Rights.

(c) Except as set forth in Schedule 1.1(a), (i) the Seller owns and possesses all right, title and interest in and to, or has a valid and enforceable right to use, each of the Proprietary Rights free and clear of all liens, and no claim by any third party contesting the validity, enforceability, use or ownership of any of the Proprietary Rights has been made, is currently outstanding or to Sellers= knowledge is threatened, (ii) the Proprietary Rights comprise all proprietary rights necessary for the operation of the business of the Seller as currently conducted, and as currently proposed to be conducted, (iii) the loss or expiration of any Proprietary Right or related group of Proprietary Rights has not and would not result in a material adverse affect on the Seller, and no such loss or expiration is threatened or pending, (iv) the Seller has not received any notices of, nor is the Seller aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to any Proprietary Right including, without limitation, any demand or request that the Seller license rights from a third party, (v) the Seller has not infringed, misappropriated or otherwise conflicted with any proprietary rights of any third parties and the Sellers are not aware of any infringement, misappropriation or conflict which shall occur as a result of the continued operation of the Seller=s business as currently conducted or as currently proposed to be conducted, and (vi) the Proprietary Rights owned or licensed to the Seller have not been infringed, misappropriated or conflicted by any third party. In addition, Seller has and is passing on to Buyer all rights to use the name and trademark Sweepstakes News for radio and television use and the name and trademark National Sweepstakes Show for newspaper and magazine use. In addition, Seller represents that Buyer may use the National Sweepstakes Show radio tapes, the newspaper supplements for Sweepstakes News and all articles written by Seller or on its behalf as a guide for further use and Buyer can copy the format of all of the foregoing. The Seller and Shareholder further represent and warrant that the trademarks Sweepstakes News and National Sweepstakes Show are not subject to bankruptcy court proceedings involving Enternet Entertainment or otherwise subject to any other bankruptcy proceedings.

         (d) All of the Proprietary Rights are or shall be owned by, or licensed to, the Seller at the time of the Closing. The transactions contemplated by this Agreement shall have no adverse effect on the Seller=s right, title and interest in and to any of the Proprietary Rights. The Seller has not disclosed any of their trade secrets or confidential information existing at the date of this Agreement to any third party other than pursuant to a written confidentiality agreement. The Seller has taken all other commercially reasonable actions to maintain and protect the Proprietary Rights and shall continue to maintain and protect those rights prior to the Closing so as to not adversely affect the validity or enforcement of such Proprietary Rights.

         (e) At the time of Closing, Purchaser will be entitled to all income, royalties, damages and payments relating to any of the Proprietary Rights due or payable to the Seller at the Closing or thereafter, including, without limitation, damages and payments for past, present or future infringements or misappropriations of any Proprietary Rights, and the right to sue and recover for past infringements or misappropriations of any Proprietary Rights.

         2.8 Material Contracts. Schedule 2.8 is an accurate list, as of the date hereof, of all contracts, agreements, and understandings to which the Seller is a party or by which it or any of its property is bound with respect to the Acquired Assets (each a AMaterial Agreement@). Schedule 2.8 does not include those insurance policies listed on Schedule 2.11 or those employment agreements listed on Schedule 2.12, but does include all other contracts, agreements, and understandings to which the Seller is a party including, but not limited to, joint venture or partnership agreements, contracts with municipalities and labor organizations, loan agreements, lease agreements, pension agreements, bonds, mortgages, liens, pledges, guaranties or other security agreements, noncompetition agreements, license or royalty agreements, agreements with respect to investing funds, contracts relating to the distribution, marketing or sales of its services or products, and warranty agreements with respect to its services or products, and Sellers have delivered true copies of such agreements to Purchaser. Except to the extent set forth on Schedule 2.8, the Seller and all other respective parties thereto have complied with all material commitments and obligations under all such contracts and agreements and there are not any pending unresolved claims of which the Seller has received notice.

         2.9 Material Customers. Schedule 2.9 is a true and complete list of all of the sponsorship fees, direct response fees, book sales orders, radio show sponsorships, subscribers and other customers of the Seller associated with the Acquired Assets during the 12-month period ended on March 31, 2000, each of which accounts for the respective dollar amount of sales set forth opposite their respective names on Schedule 2.9. Except as set forth on Schedule 2.9, none of such customers have been lost and the Seller has not received any notice that there will be any loss of any of such customers or any substantial decrease in sales to any of such customers.

         2.10 Title and Condition of Property. The Seller has good and marketable title to the Acquired Assets, subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance or charge, except for liens reflected on Schedule 2.10 as securing specified liabilities (with respect to which no default exists) and except for statutory liens for taxes not yet due or delinquent. There are no claims against the Seller and Sellers are not aware of any facts or circumstances which could reasonably be expected to lead to any claims, which would if determined adversely to the Seller result in a lien against any of the Acquired Assets.

         2.11 Insurance. Schedule 2.11 is a true and complete list, as of the date hereof, of all insurance policies carried by the Seller on the Acquired Assets (with a notation as to the status of premiums paid or payable thereon, specifying the insurer, the amount of coverage, the deductible amount, the type of insurance, the policy number, the cash surrender value, the owner, the beneficiary, the loss payee, and all pending claims thereunder). The Seller has not been refused any insurance by any insurance carrier to which it has applied for insurance during the past three years because of unacceptable risk.

         2.12 Employee Arrangements. Schedule 2.12 is a true and complete list showing all employees and independent contractors of Seller that are necessary for the operation of the Acquired Assets and their rate of compensation (and the portions thereof attributable to salary, commissions and bonuses, respectively) as of the date of this Agreement, and showing all employment contracts and compensation arrangements and benefit plans and classifications of employees covered thereby as of the date of this Agreement. Seller has provided Purchaser true and complete copies of all of the Seller=s employment contracts and compensation arrangements with its employees, and all non-compete agreements with employees, and a copy of the Seller=s current major medical and employee health plans. Seller has provided Purchaser true and complete copies of all such contracts with such independent contractors. Except as disclosed in Schedule 2.12, there are no controversies pending or threatened between the Seller and any employee, former employee or job applicant of the Seller or any association or any group of current or former employees of the Seller, and the general relationship between the Seller and their employees is good. Seller has no reason to believe that any salesman or other key employee is currently intending to leave or will leave upon consummation of this Agreement. Except as set forth on Schedule 2.12, the Seller is not a party to and has not been a party to any employment agreements, collective bargaining and labor agreements relating to the operation of the Acquired Assets. The Seller has complied with all laws applicable to it relating to the employment of labor, including any provisions relating to wages, hours, collective bargaining and the payment of social security and other taxes.

         2.13 Bank or Other Accounts. Schedule 2.13 is a list showing as of the date of this Agreement (i) the name of each institution in which the Seller has funds, certificates representing deposits, accounts, safe deposit boxes or securities, (ii) the names in which the funds, certificates, boxes or securities are held and (iii) the names of each person authorized to draw thereon or have access thereto.

         2.14 Tax Matters. Except as specifically disclosed on Schedule 2.14, the Seller has duly and timely filed all income, excise, corporate, franchise, property, sales, payroll, withholding and other tax returns and reports required to be filed by it as of the date hereof by the United States of America or any state or any political subdivision thereof and has paid or established adequate reserves for all taxes (including penalties and interest) which have or may become due pursuant to such returns and any assessments which have been received by it or otherwise. All such tax returns or reports fairly reflect the taxes of the Seller for the periods covered thereby. The Seller is not delinquent in the payment of any tax, assessment or governmental charge, there is no tax deficiency or delinquency asserted against the Seller and there is no unpaid assessment, proposal for additional taxes, deficiency or delinquency in the payment of any of the taxes of the Seller that could be asserted by any taxing authority, nor of any material violation of any federal, state, local or foreign tax law. No Internal Revenue Service audit of the Seller is pending or to the knowledge of the Seller threatened, and the results of any completed audits are properly reflected in the Seller=s financial statements. The Seller has not granted any extension to any taxing authority of the limitation period during which any tax liability may be asserted. The Seller has committed no knowing or willful violation of any federal, state, local or foreign tax laws. All monies required to be withheld by the Seller from employees or collected from customers for income taxes, social security and unemployment insurance taxes and sales, excise and use taxes, and the portion of any such taxes to be paid by the Seller to governmental agencies, have been collected or withheld and either paid to the respective governmental agencies or set aside in accounts for such purpose, or such monies have been approved, reserved against and entered upon the books of the Seller. Except as set forth on Schedule 2.14, there are no disputes as to taxes of any nature payable by the Seller. Sellers have delivered to Purchaser on or before the date of this Agreement true and complete copies of all the federal and state tax returns of the Seller for each of the years ended December 31, 1996, through December 31, 1998. The Seller is not and has not been subject to any, (if any), local or foreign tax return requirements. Seller represents and warrants that there are no tax liens or judgment liens on any of the Acquired Assets or any Proprietary Rights of Seller.

         2.15 No Defaults under Contracts. All contracts, agreements, plans, leases, licenses, certificates, insurance policies, permits and franchise agreements listed in any schedule provided to Purchaser hereunder are valid and in full force and effect, except to the extent disclosed in any schedule hereto. Except as set forth in Schedule 2.15, the Seller has not breached any material provision of, nor is in default in any material respect under the terms of, any such contract, agreement, lease, license, or permit, and the Seller is not in default in any material respect as to its performance on any such contracts.

         2.16  Litigation,  Defaults  under  Laws,  etc.  Except as set forth in
Schedule 2.16, the Seller has complied with and is not in default under, any law, rule, permit, regulation, ordinance, order, writ, injunction or court decree applicable to it. Except as set forth in Schedule 2.16, the Seller is not subject to any order, ruling, decree or judgment, having continuing effect, of any court, arbitrator or governmental agency or instrumentality. Except as set forth in Schedule 2.16, there are no claims, actions, suits, arbitrations, investigations, disputes or other proceedings against the Seller, pending or threatened; and Sellers have no knowledge of any factual basis existing that could reasonably be expected to result in any such claim, action, suit, arbitration, investigation, dispute or other proceeding.

         2.17 No Consents Required. Except as set forth on Schedule 2.17, no consents are required by the Seller in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, or to avoid or prevent any acceleration of maturity or performance under, or any default or breach of, or any material adverse effect with respect to any indebtedness, contract, right, franchise, permit or other privilege to which the Seller is a party or by which any of their assets are bound.

         2.18 Brokers and Finders. Except for Paul Montle, the services for which Seller is solely responsible and for which Seller is directing Purchaser to issue 200,000 shares of JV Web Common Stock to Paul Montle at Closing, no broker or finder has acted directly or indirectly for the Seller in connection with this Agreement or the transactions contemplated hereby, and no other broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Seller, and if any broker or finder retained by Seller attempts to make a claim for any such fees, Seller shall be solely responsible.

         2.19 Absence of Changes. Except as disclosed by Seller in this Agreement or in any Schedule to this Agreement, since December 31, 1999, there has been no material adverse change in the business, results of operations, prospects, financial condition or liabilities (accrued, absolute, contingent or otherwise), related to the Acquired Assets.

         2.20 Product Warranties. There is no existing claim against or liability of the Seller on account of product, service, or sales warranties related to the Acquired Assets, and, the Seller has no knowledge of any basis for any such claim on account of defective products heretofore manufactured, licensed, sold or rented which is not fully covered by insurance.

         2.21 Year 2000 Compliance. The Acquired Assets and the associated business systems are Year 2000 Compliant. AYear 2000 Compliant@ means that the information technology and all business, telecommunications, machinery, equipment and operational systems (the ASystems@): (i) will correctly and unambiguously process date information at all times, including as the year 2000 is approached and reached; and (ii) will not suffer any abends, aborts, improper operation or other interruptions in operation as a result of the approach or reaching of any particular date or the improper processing of any date. AProcessing@ of date information includes, but is not limited to, accepting input of dates without ambiguity, outputting all dates in an unambiguous form, and performing calculations, comparisons or operations or taking actions or making decisions using dates, portions of dates, or time periods. The concept of Year 2000 Compliance includes all issues relating to the handling of dates or time periods, including the processing of the leap year that will occur in the year 2000. In the case of products with which the parties provide that the System shall perform as a larger system, then the expression AYear 2000 Compliant@ means that the larger system shall be Year 2000 Compliant.

         2.22 Investment Representation. The Seller has no intention of selling the JV Web Common Stock or any interest therein in violation of the federal securities laws or any applicable state securities laws. Prior to the date of this Agreement, Seller and Shareholder have reviewed all information provided to it by JV Web and Buyer and has had the opportunity to ask questions of and receive answers from representatives of JV Web and Buyer concerning JV Web, Buyer and the JV Web Common Stock and to obtain certain additional information requested of JV Web or Buyer.

         2.23 Disclosure. No representation or warranty by Seller and Shareholder in this Agreement, nor in any exhibit or schedule delivered herewith, nor any statement or certificate furnished or to be furnished by or on behalf of Seller or Shareholder pursuant to this Agreement or in connection with the consummation of the transactions herein contemplated, contains, or will contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements herein and therein not misleading. Notwithstanding any investigation made at any time by or on behalf of Purchaser, and notwithstanding any actual or implied knowledge or notice of any facts or circumstances which Purchaser may have as a result of such investigation or otherwise, Seller and Shareholder by his or her execution and delivery of this Agreement acknowledges that the accuracy of such representations, warranties, schedules, exhibits, statements and certificates have been relied upon by Purchaser in entering into and in performing and observing the obligations pursuant to this Agreement.

                                    SECTION 3

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         3.1 General. Buyer represents and warrants to Seller that the representations and warranties set out in this Section 3 are true and correct as of the date of this Agreement and will be true and correct through the Closing as if made on and as of the Closing Date, and shall survive the Closing Date.

         3.2 Corporate Standing. Buyer is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Delaware with the power to own its respective assets and carry on its business as presently conducted. Buyer is duly qualified to do business and is in good standing in the State of Delaware and each state or other jurisdiction where such qualification is required.

         3.3 Authority. Buyer has the power and authority to execute, deliver and perform this Agreement and all other instruments and documents required or contemplated to be executed, delivered and performed by it under this Agreement. Such execution, delivery and performance (i) have been duly authorized by all necessary action, (ii) do not and will not require the approval of any Person whose approval has not been obtained, (iii) do not and will not contravene the Certificate of Incorporation or Bylaws of Buyer, (iv) do not and will not contravene, conflict with, result in a violation (or any occurrence which by notice or passage of time or both would constitute a violation) of, or entitle any party to terminate, accelerate or declare a default with respect to any contract of Buyer, and (v) will not result in the violation of any Laws.

         3.4 Valid and Binding Obligations. This Agreement and each of the documents and instruments to be executed by Buyer and delivered to Seller pursuant to this Agreement when so delivered will constitute its legal, valid and binding obligations, enforceable in accordance with each such Agreement's, document's and instrument's respective terms.

         3.5 Full Disclosure. None of the representations and warranties made by Buyer or made in any certificate or memorandum furnished or to be furnished by Buyer, or on its behalf, contain or will contain any untrue statement of material fact, or to Buyer's best knowledge, omits any material fact, the omission of which would be misleading. Any item disclosed by Buyer in this Agreement or its Schedules shall be deemed to be disclosed only in connection with the specific representation to which it is specifically referenced.

         3.6 Finders' Fees. Neither the Buyer nor any of the officers, directors or employees of either employed any broker or finder or incurred any liability for any brokerage fee, commission or finders' fee in connection with any of the  transactions contemplated hereby.

         3.7 JV Web Shares. The JV Web Common Stock issued to Seller pursuant to this transaction are being issued to Seller pursuant to a shelf registration statement (the ARegistration Statement@) on Form S-B2 (Commission File No. 333-43379), covering among other things, not less than the number of shares of JV Web Common Stock comprising the JV Web Common Stock, which has been declared effective by the Securities Exchange Commission (the ACommission@). Neither the Commission nor any other regulatory authority has issued any order preventing or suspending the effectiveness or use of the Registration Statement and no proceedings for a stop order preventing or suspending the effectiveness or use of the Registration Statement have been instituted or are pending. . JV Web has filed all reports currently required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, or any rules or regulations thereunder.


                                    SECTION 4

                            NONCOMPETITION AGREEMENT

         4.1 Prohibition Against Certain Activities. In consideration of the purchase of Seller's business, each of Seller and the Shareholder hereby covenant and agree to not, directly or indirectly, either for its own benefit or for the benefit of any other person, without the prior written consent of the Buyer, compete with the Buyer (and for purposes of this Section 5, ABuyer@ shall include all of Buyer's affiliated entities, including, without limitation, JV Web, Inc.) in any geographic area in which it does business for a period terminating on the later to occur of: (i) five (5) years beginning on the Closing Date, or (ii) the time at which the Seller or Shareholder ceases to be, directly or indirectly, a shareholder of Buyer, including without limitation any of the following acts, which acts shall be considered violations of this Section 5:

         (a) Engaging in any manner in the sweepstakes industry, including without limitation, owning, participating in, or otherwise have an interest in any show or program similar to The National Sweepstakes Show, distributing any newspaper, magazine or written supplements similar to Sweepstakes News, or otherwise being engaged in the sweepstakes industry from an industry or entertainment perspective ;

         (b) Canvas, solicit, accept or perform any type of work similar to that conducted by the Seller for any customer of Seller or customer of Buyer;

         (c) Request or advise any customer of the Seller or Buyer to withdraw, curtail or cancel any of its business with the Seller or Buyer;

         (d) Assist any person in soliciting any customer of the Seller or Buyer for the performance of any type of work performed by the Seller or Buyer;

         (e) Induce or attempt to influence any employee of the Seller or Buyer to terminate his or her employment with the Seller or Buyer;

         (f) Disclose or communicate to any other person, firm, or corporation the names of any customers of the Seller or Buyer or other knowledge of the operations and business of the Seller or Buyer, or otherwise disclose or reveal any Confidential Information;

         (g) Employ or cause to be employed any individual employed by the Seller prior to the Closing or by the Buyer at any time during the term of this Agreement;

         (h) Overtly do or perform any act that is designed or intended to materially and adversely affect the goodwill or operation and business of the Seller or Buyer; or

         (i) Request, advise or attempt to influence any person which is a source of materials, supplies, personnel, services, funds or information for the Seller or Buyer to withdraw, cancel or curtail the sale or furnishing of such items to the Buyer.

         4.2 Acknowledgement of Need for Covenants. Insofar as the covenants set out in this Section 4 are concerned, the Seller and Shareholder specifically acknowledges and agrees as follows:

         (a) The covenants are reasonable and necessary to protect the goodwill and the operations and business of the Buyer.

         (b) The time duration of the covenants are reasonable and necessary to protect the goodwill and the operations and business of the Buyer.

         (c) The geographical area limitations of the covenants are reasonable and necessary to protect the goodwill and the operations and business of the Buyer.

         (d) The covenants are not oppressive to the Seller or Shareholder and do not impose a greater restraint than is necessary to protect the goodwill and the operations and business of the Buyer.

         4.3 Damages. In the event any party hereto violates any of the covenants set out in this Section 4, the Buyer shall suffer irreparable damage and shall be entitled to full injunctive relief or such other relief against such party as may be provided by law or in equity together with such damages as may be provided at law or in equity. The Buyer shall be entitled as a matter of right to specific performance of the requirements of this Section 4 or to temporary or permanent injunctive relief against any breach of any provision of this Section 4. The breaching party will be responsible for all court costs and reasonable attorneys' fees incurred by the Buyer if it obtains specific performance of, or any injunction against violation of, the requirements of this
Section 4, provided such actions are pursued by the Buyer in good faith.

         4.4 Judicial Modification. It is the express intention of the Buyer and the Seller and Shareholder to comply with all laws which may be applicable to the covenants contained in this Section 4. Therefore, the Buyer and the Seller and Shareholder have attempted to limit the Seller's right to compete only to the extent necessary to protect (i) the Buyer from unfair competition, and (ii) the Buyer's goodwill and its operations and business. The Buyer and the Seller and Shareholder recognize, however, that reasonable people may differ in making such a determination. Consequently, it is hereby specifically agreed that, in the event that any covenant contained in this Section 4 shall be determined by any court or other constituted legal authority to be effective in any particular area or jurisdiction only if such covenant is modified to limit its duration or scope, such covenant may be reformed or modified by the judgment or order of such court or authority to reflect a lawful and enforceable duration or scope. Such covenant shall automatically be deemed to be amended and modified with respect to that particular area or jurisdiction so as to comply with the judgment or order of such court or authority and, as to all other areas and jurisdictions covered by this Agreement, the terms and provisions hereof shall remain in full force and effect as originally written.

         4.5 Void or Unenforceable. In the event any covenants contained in this
Section 4 shall be held by any court or other constituted legal authority to be void or otherwise unenforceable in any particular area or jurisdiction notwithstanding the operation of this Section 4, such covenant automatically shall be deemed to be amended so as to eliminate therefrom that particular area or jurisdiction as to which such covenant is so held void or otherwise enforceable and, as to all other areas and jurisdictions covered by this Section 4, the terms and provisions hereof shall remain in full force and effect as originally written.

         4.6 Confidential Information. As used in this Section 4, the term "Confidential Information" shall mean information of any kind, nature or description which is disclosed to, discovered by or otherwise known to a person by reason of such person's employment and/or association, whether past, present or future, with another person and/or its affiliates, which information is not generally known in the businesses in which the latter person and/or its affiliates were or are engaged. Such information includes but is not limited to ideas, discoveries, inventions, techniques, methods, practices, processes, formulas, technical information, data, information concerning products, goods, services and manufacturing methods, customers, customer requirements, marketing methods and plans, vendor information, pricing information, marketing information, as well as any other information regarding a person's methods of conducting its business, whether patentable or not, and whether implemented or not.

         4.7 Waivers. No waiver of compliance with any term, provision or condition hereof shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver. No waiver of any breach of any term or provision of this Section 4 shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other term or provision. No extension of time for or consent to the performance of any obligation or act shall be deemed to be an extension of the time for or consent to the performance of any other obligation or act.

                                    SECTION 5

                       CONDITIONS TO OBLIGATIONS OF BUYER

         The obligations of Buyer with respect to the purchase of the Acquired Assets at the Closing are subject to the satisfaction of the following conditions, which may be waived in whole or in part by Buyer in writing to the extent permitted by Law:

         5.1 Representations and Warranties Correct. Each representation and warranty of Seller and Shareholder made in or pursuant to this Agreement and any related document or instrument which has a financial effect on Buyer or the Acquired Assets, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date.

         5.2 Covenants Performed. Seller and Shareholder shall have performed and satisfied all covenants and conditions required to be performed or satisfied by them at or prior to the Closing Date pursuant to this Agreement and any document or instrument executed in connection with this Agreement.

         5.3 Closing Certificate. Buyer shall have received on the Closing Date a certificate or certificates, in form and substance reasonably satisfactory to Buyer, from appropriate officers of Seller, certifying the matters set forth in Sections 5.1 and 5.2 of this Agreement, and certifying that (i) attached to such certificate or certificates are true and correct copies of the Certificate of Incorporation and Bylaws of Seller and (ii) the incumbency of each officer executing this Agreement and all documents and instruments executed in connection therewith.

         5.4 Absence of Litigation; No Material Adverse Change. No Proceeding shall have been instituted on or prior to Closing Date seeking to enjoin, restrain, invalidate, prohibit, avoid, set aside or render illegal in whole or in part the consummation of the transactions contemplated by this Agreement, or to obtain substantial damages in connection therewith. In addition, there shall be no material adverse changes in the Acquired Assets since December 31, 1999.

         5.5 Governmental Approvals. All required governmental filings shall have been made and all requisite governmental approvals for the consummation of the transactions contemplated by this Agreement shall have been received.

         5.6 Obligations Discharged. All indebtedness of Seller described and all liabilities, duties and obligations of Seller contingent or otherwise, arising from or with respect to the period prior to the Closing relating to the Acquired Assets, other than those expressly to be assumed by Buyer under the terms of this Agreement, shall have been satisfied or discharged by Seller, or provision for their satisfaction and discharge shall have been made, and evidence thereof shall have been provided to Buyer, all at or before the Closing and to Buyer's satisfaction.

         5.7 Corporate Approval. The execution and delivery of this Agreement by Seller, and the performance of its covenants and obligations under it, shall have been duly authorized by all necessary corporate and shareholder approval, and Buyer shall have received copies of all resolutions pertaining to that authorization with respect to Seller, certified by the Secretary of Seller.

         5.8 Consents. All necessary agreements, consents and approvals of any parties to the consummation by Seller of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by it shall have been received and completed on terms satisfactory to Buyer.

         5.9 Due Diligence. The completion of Buyer's due diligence examination of the Seller to Buyer's satisfaction in its sole and absolute discretion.

         5.10 Delivery of Closing Documents. The Seller shall have transferred the Acquired Assets and delivered the closing documents specified in Section 7.2 to the Buyer at the Closing, including the Escrow Agreement and the Shareholders= Agreement.

         5.11 Acceptance by Buyer's Counsel. The form and substance of all legal matters contemplated by this Agreement and all documents delivered under this Agreement shall be reasonably satisfactory to counsel for Buyer.

                                    SECTION 6

                       CONDITIONS TO OBLIGATIONS OF SELLER

         The obligations of Seller with respect to the sale of the Acquired Assets at the Closing are subject to the satisfaction of the following conditions, which may be waived in whole or in part by Seller in writing to the extent permitted by Law:

         6.1 Representations and Warranties Correct. Each representation and warranty of Buyer made in or pursuant to this Agreement and any related document or instrument shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date.

         6.2 Covenants Performed. Buyer shall have performed and satisfied all covenants and conditions required to be performed or satisfied by them on or prior to the Closing Date pursuant to this Agreement and any document or instrument executed in connection with this Agreement.

         6.3 Closing Certificate. Seller shall have received on the Closing Date a certificate or certificates, in form and substance reasonably satisfactory to Seller, from appropriate officers of Buyer confirming the matters set forth in Sections 6.1 and 6.2 of this Agreement and certifying that (i) attached to such certificate or certificates are true and correct copies of the certificates of incorporation and bylaws of Buyer and (ii) the incumbency of each officer executing this Agreement and all documents and instruments executed in connection therewith.

         6.4 Absence of Litigation. No Proceeding shall have been instituted on or prior to the Closing Date seeking to enjoin, restrain, invalidate, prohibit, avoid, set aside or render illegal in whole or in part the consummation of the transactions contemplated by this Agreement, or to obtain substantial damages in connection therewith.

         6.5 Governmental Approvals. All required governmental filings shall have been made and all requisite governmental approvals for the consummation of the transactions contemplated by this Agreement shall have beenr received.

         6.6 Consents. All required consents and approvals of any parties to the consummation by Buyer of the transactions contemplated by this Agreement shall have been received.

         6.7 Corporate Approval. The execution and delivery of this Agreement by Buyer, and the performance of its covenants and obligations under it, shall have been duly authorized by all necessary corporate action, and Seller shall have received copies of all resolutions pertaining to that authorization with respect to Buyer, certified by the Secretary of Buyer.

         6.8 Payments of Purchase Price and Delivery of Closing Documents. The Buyer shall have paid the Purchase Price to the Seller and delivered or caused to be delivered all closing documents specified in Section 7.3 to the Seller at the Closing, including the Escrow Agreement and Shareholders= Agreement.

                                                      SECTION 7

                                                       CLOSING

         7.1 Closing and Effective Date. Closing of the transactions provided for in this Agreement (the "Closing") shall take place on April __, 2000 or at such other later date as the parties may agree upon in writing (the "Closing Date"). The closing shall take place at the offices of Ryan & Sudan, L.L.P. in Houston, Texas, or by courier delivery of all required documents, or at such other place as the parties may agree upon in writing.

         7.2 Delivery by Seller at the Closing. At the Closing, Seller shall deliver to Buyer (or shall ensure is delivered):

         (a) Bills of sale, instruments of transfer, assignment and conveyance, and other instruments in form and substance reasonably required and satisfactory to Buyer and Buyer's counsel and sufficient to convey, transfer and assign to Buyer and effectively vest in Buyer all right, title and interest in the Acquired Assets, together with possession of the Acquired Assets;

         (b)      The certificate or certificates referred to in Section 5.3;

         (c) All consents, approvals, authorizations or orders obtained by Seller;

         (d) Certified copies of the resolutions, duly adopted by the Board of Directors of Seller and by the stockholders of Seller, that shall be in full force and effect on the Closing Date, authorizing the execution, delivery and performance of this Agreement and all instruments and documents contemplated by this Agreement;

         (e) Simultaneously with the consummation of the transfer as contemplated herein, Seller, through its officers, agents and employees, will put Buyer into full possession and enjoyment of all Acquired Assets;

         (f) All books and records, memoranda, data and other documents related to the Acquired Assets;

         (g) Such other instruments and documents relating to the transactions contemplated by this Agreement as may reasonably be requested by the Buyer;

         (h) Consents and assignments to the vendors agreements executed by Ingram Book Company and Baker & Taylor, in form acceptable to Buyer;

         (i)      The executed Escrow Agreement and Shareholders= Agreement.

         7.3 Delivery by Buyer at the Closing. At the Closing, Buyer shall deliver (or cause to be delivered) to Seller:

         (a) (i) To Seller, a copy of the letter to American Stock Transfer & Trust instructing it to issue to Seller and Montle certificates representing 500,000 shares of JV Web Common Stock, and the delivery to Seller of certificates representing 600,000 shares of Buyer Common Stock; (ii) to the Escrow
                  Agent, 800,000 shares of JV Web Common Stock and 400,000 shares of Buyer Common Stock, to be held pursuant to the terms of the Escrow Agreement;

         (b)      The certificate or certificates referred to in Section 6.3;

         (c) All consents, approvals, authorizations or orders obtained by Buyer;

         (d) Certified copies of the resolutions duly adopted by the Board of Directors of Buyer, authorizing the execution, delivery and performance of this Agreement and all instruments and documents contemplated by this Agreement;

         (e) Such other instruments and documents relating to the transactions contemplated by this Agreement as may reasonably be requested by Seller; and

         (f)      The executed Escrow Agreement and Shareholders= Agreement.









                                    SECTION 8

                                 INDEMNIFICATION

         8.1 Indemnification by Seller and its Shareholder. Seller and the Shareholder, jointly and severally, shall indemnify, defend and hold harmless Buyer, its parent company JV Web, Inc., its affiliates, successors, and assigns, against and in respect of any and all claims, costs, damages, losses, costs, expenses, obligations, liabilities, recoveries, suits, causes of action, and deficiencies, including interest, penalties, reasonable attorneys' fees, and all response and restitution costs, that it shall incur or suffer, which arise, result from or relate to: (i) any breach of, or failure by Seller or the Shareholders to perform, any of its or their representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by or on behalf of the Seller under this Agreement, including, without limitation, the representations, warranties, and covenants of Seller in Section 2.7 hereof; (ii) any and all debts, liabilities or obligations of Seller, of or relating to the Acquired Assets or effecting the Buyer's use of the Acquired Assets, whether direct or indirect, fixed, contingent or otherwise, which exist at or as of the date of the Closing hereunder or which arise after the Closing but which are based upon or arise from any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition which occurred or existed on or before the date of the Closing, whether or not then known, due or payable, except to the extent expressly assumed by Buyer pursuant to the terms of this Agreement; (iii) any claims or actions by any shareholder or former shareholder of Seller alleging rights of dissent, appraisal, or the payment of fair value for such person's shares in Seller , whether or not such shareholder or former shareholder is entitled to any such rights under law; (iv) any debt, obligation, or liability related to any Excluded Asset; and (v) all actions, suits, proceedings, demands, assessments, judgments, damages, losses, costs, and expenses (including reasonable attorneys' fees) incident to any of the foregoing.

         8.2 Indemnification by Buyer. Buyer shall indemnify Seller and hold Seller harmless against and in respect of any and all claims, costs, damages, losses, costs, expenses, obligations, liabilities, recoveries, suits, causes of action, and deficiencies, including interest, penalties and reasonable attorneys' fees, that it shall incur or suffer, which arise, result from or relate to: (i) any breach of, or failure by the other to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by or on behalf of the Buyer under this Agreement; and (ii) any liabilities or obligations arising from Buyer's operation of the Acquired Assets after Closing that do not arise from Seller's indemnification obligations set forth in Section 8.1.

         8.3 Third-Party Claims. Indemnified Party shall give the Indemnifying Party written notice within thirty (30) days of receiving written notice of any loss for which the Indemnified Party is entitled to indemnification pursuant to this Section 8 (an "Indemnifiable Claim") resulting from the assertion of liability by third parties. The Indemnifying Party shall have thirty (30) days after receipt of notice to (i) cooperate in its defense or (ii) assume its defense with experienced counsel, satisfactory to the Indemnified Party. If, within thirty (30) days of receipt of notice of an Indemnifiable Claim, the Indemnifying Party fails to cooperate or assume such defense, the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such Indemnifiable Claim on behalf of and for the account and risk of the Indemnifying Party.

         8.4 Other Claims. Indemnified Party shall give Indemnifying Party written notice of any Indemnifiable Claim other than an Indemnifiable Claim resulting from the assertion of liability by third parties. Indemnifying Party shall have thirty (30) days following receipt of such notice to remedy the inaccuracy, breach or misrepresentation on which the Indemnifiable Claim is based.

         8.5 Escrow. The parties hereto have agreed that 800,000 shares of JV Web Common Stock and 400,000 shares of Common Stock of Buyer (the "Escrowed Shares") will be held in escrow with the Escrow Agent and will be held subject to the terms of this Section 8.5, Section 1.3, and the Escrow Agreement in substantially the same form as attached hereto as Exhibit AA,@ and shall serve as a fund from which an Indemnifiable Claim to which Buyer is entitled may be paid. In addition to all other rights Buyer may have at law, in equity, or under this Agreement, any amounts for which Buyer is entitled to indemnification under this Section 8 may be paid from such Escrowed Shares. If Seller contests Buyer's right to such Indemnifiable Claim, and such dispute cannot be settled within 30 days of Seller's receipt of notice of the claim, then any such suit, action or proceeding must be brought in Harris County, Texas or in a United States federal court encompassing that geographic area. For purposes of this Agreement and for purposes of determining the value of claims for indemnification made against the shares placed into the escrow account, the parties agree that the value of each share of JV Web Common Stock placed into escrow and the value of each share of Buyer Common Stock placed into escrow shall be the greater of: (i) $.75 per share; and (ii) the average daily closing price of the JV Web Common Stock in the primary market or exchange on which the JV Web Common Stock is then publicly traded during the thirty day period immediately prior to the date any such claim for indemnification is made against the Seller. The parties further agree that in the event there has been no claim for indemnification against the 400,000 shares of Buyer Common Stock placed into escrow by the expiration of two (2) years from and after the Closing Date, then such 400,000 shares of Buyer Common Stock shall be released out of escrow to Seller.

         8.6 Limits on Indemnification. The parties hereto agree that in no event will theliability of Seller for indemnification under this Section 8 (including any claim for fraud) exceed the value of the Escrowed Shares and the additional 600,000 shares of Buyer Common Stock, provided, however, that (i) shares released from Escrow shall no longer be subject to claims for indemnification hereunder; and (ii) any successor in interest to the Escrowed Shares or the Buyer Common Stock shall take such shares subject to the indemnification rights of Purchaser under this Section 8. For purposes of determining the value of the purchase price of the Acquired Assets, the parties agree that the value of each share of JV Web Common Stock issued as part of the purchase price and the value of each share of Buyer Common Stock issued as part of the purchase price shall be the greater of: (i) $.75 per share; and
(ii) the average daily closing price of the JV Web Common Stock in the primary market or exchange on which the JV Web Common Stock is then publicly traded during the thirty day period immediately prior to the date any such claim for indemnification is made against the Seller.

                                    SECTION 9
                             POST-CLOSING COVENANTS

         9.1 Transaction Taxes. In the event any other taxes arise as a result of the transactions contemplated by this Agreement, they will be the responsibility of Seller.

         9.2 Other Taxes. In regard to all other taxes (including, as applicable, federal, state, and local taxes) relating to the Acquired Assets, Buyer shall be responsible only for those taxes which accrue for periods after the Closing Date. Seller shall be responsible for the payment of all taxes and the filing of all returns and reports which are required as a result of Seller's operations.

         9.3 Records. Buyer will maintain any and all records transferred to it and allow Seller reasonable access for normal and customary business reasons to such records, during normal business hours. Prior to destroying any such records, Buyer shall notify Seller and allow Seller to obtain those records at Seller's cost and expense.

         9.4 Further Assurances. Seller shall execute, acknowledge and deliver, at or at any time after the Closing, at no expense to Buyer, all such assignments, transfers, consents, instruments and other documents as Buyer may reasonably request to vest in Buyer, and to protect and assure Buyer's right, title and interest in, and enjoyment of, the Acquired Assets, and Buyer shall execute, acknowledge, and deliver, at or at any time after the Closing, at no expense to Seller, all assumption agreements necessary to effect the assumption of the assumed liabilities specifically assumed under Section 1.5 hereof. It is specifically agreed that Seller and Shareholder will assist Buyer at such time as shall be required to transfer any federal trademark registrations from the Supplemental Register to the Primary Register and to assist in any other filings to vest full title in and to the Acquired Assets in Buyer.

                                   SECTION 10

                                    REMEDIES

         10.1 Specific Performance. Seller and Buyer each agree to the remedy of specific performance in addition to all other remedies provided by law.

         10.2 Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing Party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         10.3 Termination. Either Party may on the Closing Date terminate this Agreement if (i) any condition precedent to such Party's performance shall not have been satisfied as of the Closing Date, or (ii) the Closing fails to occur on or before the Closing Date through no fault of the terminating party, unless a later date is mutually agreed to by Seller and Buyer in writing on or before the Closing Date. If the termination of this Agreement by Buyer is based on the fact that there has been a material misrepresentation or breach of warranty or covenant of the Seller set forth herein, Buyer shall be entitled to any remedies available at law or in equity.

         10.4 Termination Notice. If either Buyer on the one hand, or Seller on the other hand, in addition to any other remedy available to it, terminate this Agreement pursuant to 10.3 above on the Closing Date, it shall give notice of termination ("Termination Notice") of this Agreement. The Termination Notice shall specify with particularly the default or defaults on which it is based. The Termination Notice shall be effective when given.

         10.5 Remedies Cumulative. The rights and remedies granted herein are cumulative and not exclusive of any other right or remedy granted herein or provided by Law.

                                   SECTION 11

                                  MISCELLANEOUS

         11.1 Modification of Agreement. This Agreement may be amended or modified only in writing signed by all of the Parties.

         11.2 Notices. All notices and communications shall be in writing and shall be sufficiently given if delivered in person or mailed by certified mail or registered mail, return receipt requested, postage prepaid, addressed as follows:

         To Seller:

                  Sweepstakes Entertainment Corporation
                  215 Cranwood Drive
                  Key Biscayne, Florida 33149

         To Shareholder :

                  c/o Lawrence F. Curtin
                  215 Cranwood Drive
                  Key Biscayne, Florida 33149

         To Buyer:

                  National Sweepstakes Show, Inc.
                  c/o Greg J. Micek
                  5444 Westheimer, Suite 2080

                  Houston, Texas 77056

                  with a copy to:

                  Robert C. Beasley
                  Ryan & Sudan, L.L.P.
                  909 Fannin, Suite 3900
                  Houston, Texas 77010-1010

         Any party at any time by notice to the other party may designate additional or different addresses for subsequent notices or communications. If a notice or communication is mailed in the manner provided above, it is duly given when mailed by first class mail, postage prepaid, addressed as provided above, whether or not the addressee receives it.

         11.3 Severability. The invalidity or unenforceability of any provision of this Agreement shall not invalidate or affect the enforceability of any other provision of this Agreement.

         11.4 Entire Agreement. This Agreement sets forth the entire agreement among the parties with respect to the subject matter hereof.

         11.5 Waiver. No delay in the exercise of any right under this Agreement shall waive such right.

         11.6 Governing Law. The laws of the State of Texas shall govern this Agreement, excluding any such laws directing the application of the laws of another jurisdiction.

         11.7 Headings. Headings in this Agreement are for the convenience only and shall not affect the interpretation of this Agreement.

         11.8 Schedules and Exhibits. All Schedules and Exhibits attached to this Agreement are hereby incorporated in and made a part of this Agreement.

         11.9   Counterparts.   This  Agreement  may  be  executed  in  multiple
counterparts, each of which shall have the force and effect of an original, and all of which shall constitute one and the same agreement.

         11.10 Rights of Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties and their respective successors and as signs, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party to this Agreement, nor shall any provision give any third person any right of subrogation or action over against any Party to this Agreement.

         11.11 Public Notices. Prior to the Closing, no public notices of this Agreement, save and except any required by applicable Laws, shall be made by Buyer or Seller. All public notices prior to closing must be mutually agreed upon by Buyer and Seller.

         11.12 Expenses. Except as specifically set forth in Section 11.3, Buyer, Seller and the Stockholders shall each be responsible for their own expenses in connection with this transaction, including but not limited to legal expenses and out-of-pocket costs.

         11.13 Assignment. This Agreement and the rights of SEC and the Shareholders hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors and assigns of SEC and the heirs and legal representatives of the Shareholders. This Agreement and the rights of Buyer hereunder may be assigned by Buyer to the parent corporation of Buyer or to a wholly owned subsidiary of such parent corporation.

                                   SECTION 12

                                   DEFINITIONS

         12.1 Specific Definitions. As used herein the following terms shall have the meanings as defined below:


         Affiliate shall mean any Person which is an "affiliate" within the meaning of the Regulations promulgated under the Securities Act of 1933, as such Regulations and Act are amended and in effect on the date in question.

         Material Adverse Event or Material Adverse Effect shall mean (i) any change, development or effect (individually or in the aggregate) in the general affairs, management, business, results of operations, condition (financial or otherwise), assets, liabilities or prospects (whether or not the result thereof would be covered by insurance) which would be material and adverse to the Acquired Assets, after giving effect to the transactions which are the subject of this Agreement, or (ii) any fact or development that would (individually or in the aggregate) after giving effect to the transactions which are the subject of this Agreement, impair the Seller's ability to perform on a timely basis any material obligations it has under this Agreement. Loss or damage shall not be considered to be material and adverse to the Seller unless the aggregate total of all losses or damages exceeds $5,000.

         Person  shall  mean  an   individual,   partnership,   joint   venture,
corporation, bank, trust, unincorporated organization or governmental body.

         Proceeding means any action, suit, claim, investigation, review or other proceeding, at law or in equity, before any federal, state, municipal or other governmental court, department, commission, board, bureau, agency or other instrumentality.

         12.2 Accounting Terms. As used herein, the term GAAP shall mean Generally Accepted Accounting Principles, applied on a consistent basis, (a) as set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and/or statements of the Financial Accounting Standards Boards which are applicable in the circumstances as of the date in question, and (b) which were not inconsistent with such opinions and statements, as set forth in other AICPA publications and guidelines and/or which otherwise arise by custom for the particular industry; and the requisite that such principles be applied on a consistent basis means that the accounting principles in a current period are comparable in all material respects to those applied in a preceding period. All accounting and financial terms used in this Agreement and the compliance with each covenant contained in this Agreement relates to financial matters to be determined in accordance with GAAP, except to the extent that a deviation therefrom is expressly stated in this Agreement.

         12.3 Other terms. Other terms may be defined elsewhere in the text of this Agreement and shall have the meaning indicated throughout this Agreement.

         12.4     Other Definitional Provisions.


         (a) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

         (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

         EXECUTED in multiple counterparts as of the date first written above.

                                            NATIONAL SWEEPSTAKES SHOW, INC.
                                            ("Buyer")



                                            By:_________________________________
                                            Greg J. Micek, President

                                            ("Seller")

                                            SWEEPSTAKES ENTERTAINMENT
                                                CORPORATION



                                            By:_________________________________
                                            Lawrence F. Curtin, President

                                            ------------------------------------
                                            Lawrence F. Curtin, Individually

         Paul Montle hereby executes this Agreement solely for the purposes of agreeing to the provisions of Section 1.3 and Section 8 hereof as they relate to shares of JV Web Common Stock to be placed into Escrow.

                                            ------------------------------------
                                            Paul Montle

M:\PAT\WP\658\JVWEB.DOC

                                    LIST OF SCHEDULES


1.1(a)   Acquired Assets
1.1(c)   Acquired Contracts

1.1(d)   Backlog Orders and Accounts Receivables as of March 31, 2000
1.2      Excluded Assets
2.5      Income Statements
2.6      List of Liabilities relating to Acquired Assets
2.8      Material Contracts relating to Acquired Assets
2.9      Customers, Subscribers, Sponsorship Fees, Direct Orders, etc.
2.10     List of any liens, encumbrances, etc. on Acquired Assets
2.11     Insurance on Acquired Assets
2.12     Employees and Independent Contractors
2.13     Bank Accounts
2.14     Tax Matters
2.15     Defaults under Contracts
2.16     Any litigation, disputes, etc.
2.17     Any consents required

                                LIST OF EXHIBITS


Exhibit AA@ - - Escrow Agreement
Exhibit AB@ - - Shareholders= Agreement